Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2023 First Quarter Financial Results

ARCHBOLD, OHIO, April 19, 2023, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2023 first quarter ended March 31, 2023.

2023 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•
Net interest income before provision for credit losses increased 9.6% to $21.7 million
•
Adopted CECL accounting standards, which led to a one-time adjustment to equity of $3.4 million, net of tax
•
Net income of $6.5 million, compared to $8.1 million
•
Earnings were $0.47 per basic and diluted share, compared to $0.62 per basic and diluted share
•
Total loans increased 24.7% to a record $2.447 billion
•
Organic loan growth of 19.4%, excluding PPP loans and the Peoples-Sidney Financial Corporation acquisition
•
Total assets increased 14.3% to a record $3.07 billion, and up 1.8% from December 31, 2022
•
Deposits increased 11.5% to a record $2.51 billion, and up 1.8% from December 31, 2022
•
Uninsured deposits to total deposits of approximately 18% at March 31, 2023
•
Strong asset quality continues as nonperforming loans declined 10.1% to $7.7 million, or 0.32% of total loans
•
Net charge-offs to average loans were 0.00%
•
Allowance for credit losses, with the accretable yield adjustment from recent acquisitions, of 319.22% of nonperforming loans

Lars B. Eller, President and Chief Executive Officer, stated, “F&M’s increased scale, strong balance sheet, and highly profitable financial model supports our growth initiatives, while providing us with the flexibility to invest across our business and return capital to shareholders. Despite increased economic volatility, we remain focused on executing our new three-year strategic growth plan and I am pleased with the progress we are making. During the quarter, we successfully completed the integration of the October 2022 acquisition of the Peoples-Sidney Financial Corporation. We implemented CECL accounting standards, which maintained our allowance, even as non-performing loans declined 10.1% over the past 12 months. In the first quarter, we completed the conversion of our credit card sale with new cards issued and the scorecard rewards carried over to the new provider. In addition, we completed the first phase of our previously announced investments, preparing to open three new offices in the second quarter as well as enhancing our training, commercial and deposit operations, customer care center, and risk and compliance teams and capabilities. Finally, we added a new, highly experienced lending team in our Fort Wayne region to lead our growth within this compelling market.”

Mr. Eller continued, “We grew total deposits by $44.3 million over the past three months, despite extremely high competition for deposits. Competition for deposits has also significantly increased our cost of interest-bearing liabilities. Interest expense on deposits increased over five times from $1.4 million in the 2022 first quarter to $8.2 million, compared to an 11.5% increase in total deposits over this period. Despite these trends, net interest income before provision for credit losses increased 9.6% to a first quarter record as a result of strong loan growth and higher yields on loans.”

“Profitability was impacted by several strategic one-time expenses that we incurred during the 2023 first quarter including $541,000 of total charges related to the conversion of our credit card platform. In addition, we sold $21.6 million of investments and recognized a loss of $891,000 during the quarter, which temporarily reduced ROA by 9 basis points and ROE by 93 basis points. We expect this opportunistic sale to contribute to earnings going forward and earn a payback in approximately eight months. Offsetting these actions was significant growth in income from agriculture servicing rights, which were recognized at a value of $1.5 million during the first quarter. Overall, first quarter profitability was in line with our expectations. We expect the actions taken in the first quarter will enhance profitability going forward and we remain focused on investing in our growth initiatives, controlling operating expenses, and managing our cost of funds,” continued Mr. Eller.

Income Statement

Net income for the 2023 first quarter ended March 31, 2023, was $6.5 million, compared to $8.1 million for the same period last year. Net income per basic and diluted share for the 2023 first quarter was $0.47, compared to $0.62 for the same period last year.

Deposits

At March 31, 2023, total deposits were a record $2.513 billion, an increase of 11.5% from March 31, 2022, and an increase of 1.8% from December 31, 2022. The Company’s cost of interest-bearing liabilities increased to 1.85% for the quarter ended March 31, 2023, compared to 0.45% for the quarter ended March 31, 2022, and 1.32% for the quarter ended December 31, 2022.

At March 31, 2023, F&M’s average deposit account had an average balance of $25,544. In addition, uninsured deposits to total deposits were approximately 18% for the quarter ended March 31, 2023.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2023, increased 24.5%, or by $476.6 million to a record $2.422 billion, compared to $1.945 billion at March 31, 2022, and up 3.7% from $2.336 billion at December 31, 2022. The year-over-year improvement resulted primarily from the contribution of continued strong organic loan growth and the completion of the Peoples acquisition. Not including the Peoples acquisition, total net loans increased 19.1% organically, or by $371.9 million from the same period a year ago.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $7.7 million, or 0.32% of total loans at March 31, 2023, compared to $8.6 million, or 0.44% of total loans at March 31, 2022. Loans past due were 0.52% of the loan portfolio at March 31, 2023, which included one large farm loan that was paid off after the quarter ended and another loan that is expected to be refinanced through another bank in the 2023 second quarter. Past due loans adjusted for these two credits as a percent of the loan portfolio would have been 0.13% at March 31, 2023. CRE loans represented 50.1% of the Company’s total loan portfolio at March 31, 2023.

F&M maintains a well-balanced, diverse and high performing CRE portfolio, which included the following categories at March 31, 2023:

CRE Category	Dollar Balance	Percent of CRE Portfolio(*)	Percent of Total Loan Portfolio(*)
Multi Family	$204,510	16.7%	8.4%
Retail	$217,447	17.7%	8.9%
Industrial	$174,296	14.2%	7.1%
Hotels	$151,562	12.4%	6.2%
Office	$96,087	7.8%	3.9%
Gas Stations	$59,239	4.8%	2.4%
Senior Living	$41,407	3.4%	1.7%
Food Service	$32,788	2.7%	1.3%
Other	$247,979	20.2%	10.1%
Total CRE	$1,225,315	100.0%	50.1%

* Numbers have been rounded

On January 1, 2023, F&M adopted ASU 2016-13 - Measurement of Credit Losses on Financial Instruments and implemented the current expected credit losses (“CECL”) accounting standards. As a result, the Company recorded the one-time adjustment from equity into the allowance for credit losses and unfunded commitment liability in the amount of $4.3 million, or $3.4 million, net of tax. The adoption of CECL did not have a material impact on the Bank’s regulatory capital ratios.

At March 31, 2023, the Company’s allowance for credit losses to nonperforming loans was 319.22%, compared to 198.29% at March 31, 2022. As a result of F&M’s recent acquisitions, the Company has an accretable yield adjustment of $5.8 million, which further enhances F&M’s allowance at March 31, 2023. Including the accretable yield adjustment, F&M’s allowance for credit losses to total loans was 1.24% at March 31, 2023, compared to 1.22% at March 31, 2022.

Mr. Eller concluded, “We expect to make approximately $7 million of annual strategic investments during 2023 across our business. These investments combined with a higher cost of funds are expected to temporarily impact profitability in 2023. We believe earnings growth will reaccelerate in 2024 as we benefit from the investments and strategies we are pursuing. I am encouraged by the progress we are making and the dedication of our team members, as we remain focused on supporting the financial needs of our Ohio, Indiana and Michigan communities.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 6.7% to $305.8 million at March 31, 2023, from $286.5 million at March 31, 2022. At March 31, 2023, the Company had a Tier 1 leverage ratio of 8.36%, compared to 8.51% at March 31, 2022.

Based on a regulatory basis, tangible stockholders’ equity increased to $244.2 million at March 31, 2023, compared to $221.6 million at March 31, 2022. On a per share basis, regulatory tangible stockholders’ equity at March 31, 2023, was $17.92 per share, compared to $16.96 per share at March 31, 2022. A non-GAAP reconciliation is provided as a table in this press release.

For the 2023 first quarter, the company declared cash dividends of $0.21 per share, which is a 10.5% increase over the 2022 first quarter declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 28 consecutive years. For the 2023 first quarter, the dividend payout ratio was 43.79% compared to 30.64% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan and Oxford, Ohio.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest Income
Loans, including fees	$29,703	$27,302	$24,119	$22,388	$20,455
Debt securities:
U.S. Treasury and government agencies	1,068	1,118	1,049	1,035	1,023
Municipalities	408	420	373	322	300
Dividends	123	126	93	57	42
Federal funds sold	21	2	-	9	10
Other	479	524	213	100	69
Total interest income	31,802	29,492	25,847	23,911	21,899
Interest Expense
Deposits	8,151	4,978	2,166	1,379	1,360
Federal funds purchased and securities sold under agreement to repurchase	405	463	416	166	152
Borrowed funds	1,280	1,209	398	218	335
Subordinated notes	284	285	284	284	269
Total interest expense	10,120	6,935	3,264	2,047	2,116
Net Interest Income - Before Provision for Credit Losses*	21,682	22,557	22,583	21,864	19,783
Provision for Credit Losses*	817	755	1,637	1,628	580
Net Interest Income After Provision for Credit Losses*	20,865	21,802	20,946	20,236	19,203
Noninterest Income
Customer service fees	2,447	2,862	2,300	2,148	2,648
Other service charges and fees	2,554	1,115	1,105	1,008	998
Net gain on sale of loans	67	165	327	164	697
Net loss on sale of available-for-sale securities	(891)	-	-	-	-
Total noninterest income	4,177	4,142	3,732	3,320	4,343

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

Noninterest Expense
Salaries and wages	6,657	6,353	5,479	5,366	5,502
Employee benefits	2,165	1,911	1,392	1,546	2,054
Net occupancy expense	856	753	693	522	598
Furniture and equipment	1,252	1,096	1,047	1,008	1,056
Data processing	726	1,917	781	654	604
Franchise taxes	366	(45)	254	757	418
ATM expense	623	561	580	544	532
Advertising	514	531	578	300	237
Net (gain) loss on sale of other assets owned	-	12	-	(266)	(5)
FDIC assessment	306	250	271	270	114
Mortgage servicing rights amortization	159	110	(50)	59	26
Consulting fees	230	637	254	233	178
Other general and administrative	3,139	2,964	2,192	2,242	2,179
Total noninterest expense	16,993	17,050	13,471	13,235	13,493
Income Before Income Taxes	8,049	8,894	11,207	10,321	10,053
Income Taxes	1,583	1,706	2,253	2,050	1,951
Net Income	6,466	7,188	8,954	8,271	8,102
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	9,812	(628)	(8,197)	(14,602)	(20,939)
Reclassification adjustment for realized loss on sale of available-for-sale securities	(891)	-	-	-	-
Net unrealized gain (loss) on available-for-sale for-sale securities	8,921	(628)	(8,197)	(14,602)	(20,939)
Tax expense (benefit)	1,874	(132)	(1,721)	(3,067)	(4,397)
Other comprehensive income (loss)	7,047	(496)	(6,476)	(11,535)	(16,542)
Comprehensive Income (Loss)	$13,513	$6,692	$2,478	$(3,264)	$(8,440)
Basic Earnings Per Share	$0.47	$0.53	$0.68	$0.63	$0.62
Diluted Earnings Per Share	$0.47	$0.53	$0.68	$0.63	$0.62
Dividends Declared	$0.2100	$0.2100	$0.2100	$0.2025	$0.1900

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$62,780	$83,085	$69,680	$69,955	$94,118
Federal funds sold	1,545	1,324	990	1,484	45,404
Total cash and cash equivalents	64,325	84,409	70,670	71,439	139,522

Interest-bearing time deposits	4,435	4,442	5,187	6,684	8,677
Securities - available-for-sale	372,975	390,789	395,485	399,687	413,996
Other securities, at cost	11,543	9,799	8,227	8,735	8,568
Loans held for sale	951	827	2,182	4,230	6,060
Loans, net	2,422,018	2,336,074	2,122,626	2,016,394	1,945,449
Premises and equipment	28,679	28,381	26,484	26,492	26,653
Construction in progress	1,565	278	-	-	-
Goodwill	86,358	86,358	80,434	80,434	80,434
Mortgage servicing rights	4,985	3,549	3,583	3,426	3,336
Other real estate owned	-	-	-	-	-
Bank owned life insurance	33,269	33,073	28,051	27,874	27,715
Other assets	38,972	37,372	40,831	29,321	25,735
Total Assets	$3,070,075	$3,015,351	$2,783,760	$2,674,716	$2,686,145

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$520,145	$532,794	$506,928	$503,395	$497,249
Interest-bearing
NOW accounts	800,230	750,887	705,888	678,552	681,975
Savings	590,854	627,203	607,375	617,850	626,787
Time	601,939	557,980	462,845	424,249	447,586
Total deposits	2,513,168	2,468,864	2,283,036	2,224,046	2,253,597

Federal funds purchased and securities sold under agreements to repurchase	30,496	54,206	55,802	71,944	31,680
Federal Home Loan Bank (FHLB) advances	164,327	127,485	102,147	42,635	22,656
Other borrowings	-	10,000	10,000	-	40,000
Subordinated notes, net of unamortized issuance costs	34,615	34,586	34,557	34,528	34,499
Dividend payable	2,831	2,832	2,727	2,626	2,462
Accrued expenses and other liabilities	18,881	19,238	14,913	18,064	14,773
Total liabilities	2,764,318	2,717,211	2,503,182	2,393,843	2,399,667

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 3/31/23 and 12/31/22	135,241	135,497	121,811	123,145	122,886
Treasury stock - 934,303 shares 3/31/23 and 956,003 shares 12/31/22	(11,310)	(11,573)	(11,547)	(11,822)	(11,739)
Retained earnings	213,012	212,449	208,051	200,811	195,057
Accumulated other comprehensive loss	(31,186)	(38,233)	(37,737)	(31,261)	(19,726)
Total stockholders' equity	305,757	298,140	280,578	280,873	286,478
Total Liabilities and Stockholders' Equity	$3,070,075	$3,015,351	$2,783,760	$2,674,716	$2,686,145

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Return on average assets	0.84%	0.96%	1.31%	1.23%	1.21%
Return on average equity	8.59%	10.00%	12.53%	11.66%	11.00%
Yield on earning assets	4.41%	4.18%	4.00%	3.79%	3.47%
Cost of interest bearing liabilities	1.85%	1.32%	0.68%	0.44%	0.45%
Net interest spread	2.56%	2.86%	3.32%	3.35%	3.02%
Net interest margin	3.01%	3.20%	3.49%	3.47%	3.14%
Efficiency	63.53%	50.46%	51.19%	50.17%	55.44%
Dividend payout ratio	43.79%	39.39%	30.45%	30.02%	30.64%
Tangible book value per share (1)	$17.92	$17.69	$17.86	$17.43	$16.96
Tier 1 leverage ratio	8.36%	8.39%	9.11%	8.75%	8.51%
Average shares outstanding	13,615,655	13,606,876	13,083,145	13,065,975	13,066,272

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
(Dollar amounts in thousands)
Commercial real estate	$1,225,315	$1,152,603	$1,063,661	$979,176	$910,839
Agricultural real estate	227,897	220,819	205,089	199,972	196,223
Consumer real estate	502,974	494,423	416,001	410,450	410,120
Commercial and industrial	241,598	242,360	229,388	232,975	216,918
Agricultural	131,467	128,733	128,615	127,143	140,709
Consumer	89,588	89,147	70,602	55,411	57,521
Other	29,316	29,818	30,662	31,243	31,573
Less: Net deferred loan fees and costs	(1,503)	(1,516)	(1,402)	(1,552)	(1,683)
Total loans, net	$2,446,652	$2,356,387	$2,142,616	$2,034,818	$1,962,220

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
(Dollar amounts in thousands)
Nonaccrual loans	$7,717	$4,689	$5,470	$5,247	$8,581
Troubled debt restructuring	$3,516	$3,645	$3,978	$2,748	$7,268
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$7,717	$4,689	$5,470	$5,247	$8,581
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$7,717	$4,689	$5,470	$5,247	$8,581

Allowance for credit losses(2)	$24,507	$20,313	$19,990	$18,424	$16,771
Accretable yield adjustment	5,754	6,427	5,959	6,724	7,201
Adjusted credit losses with accretable yield included(2)	$30,261	$26,740	$25,949	$25,148	$23,972
Allowance for credit losses/ total loans(2)	1.00%	0.86%	0.93%	0.91%	0.85%
Adjusted credit losses with accretable yield/total loans(2)	1.24%	1.13%	1.21%	1.24%	1.22%
Net charge-offs:
Quarter-to-date	$60	$431	$71	$(25)	$51
Year-to-date	$60	$529	$97	$26	$51
Net charge-offs to average loans
Quarter-to-date	0.00%	0.02%	0.00%	0.00%	0.00%
Year-to-date	0.00%	0.03%	0.00%	0.00%	0.00%
Nonperforming loans/total loans	0.32%	0.20%	0.26%	0.26%	0.44%
Allowance for credit losses/ nonperforming loans(2)	319.22%	273.67%	365.44%	351.44%	198.29%

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2023			March 31, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,397,061	$29,703	4.96%	$1,907,478	$20,455	4.29%
Taxable investment securities	397,480	1,499	1.51%	429,899	1,295	1.20%
Tax-exempt investment securities	26,352	100	1.92%	18,587	70	1.91%
Fed funds sold & other	68,557	500	2.92%	167,319	79	0.19%
Total Interest Earning Assets	2,889,450	$31,802	4.41%	2,523,283	$21,899	3.47%

Nonearning Assets	180,259			165,064

Total Assets	$3,069,709			$2,688,347

Interest Bearing Liabilities:
Savings deposits	$1,400,769	$4,943	1.41%	$1,293,099	$588	0.18%
Other time deposits	579,409	3,208	2.21%	459,854	772	0.67%
Other borrowed money	132,494	1,280	3.86%	63,364	335	2.11%
Fed funds purchased & securities
sold under agreement to repurchase	38,853	405	4.17%	29,104	152	2.09%
Subordinated notes	34,596	284	3.28%	34,480	269	3.12%
Total Interest Bearing Liabilities	$2,186,121	$10,120	1.85%	$1,879,901	$2,116	0.45%

Noninterest Bearing Liabilities	582,345			513,745

Stockholders' Equity	$301,243			$294,701

Net Interest Income and Interest Rate Spread		$21,682	2.56%		$19,783	3.02%

Net Interest Margin			3.01%			3.14%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	March 31, 2023						March 31, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$29,703	4.96%	29,036	4.85%	667	0.11%	$20,455	4.29%	$20,081	4.21%	374	0.08%
Taxable investment securities	1,499	1.51%	1,499	1.51%	-	0.00%	1,295	1.20%	1,295	1.20%	-	0.00%
Tax-exempt investment securities	100	1.92%	100	1.92%	-	0.00%	70	1.91%	70	1.91%	-	0.00%
Fed funds sold & other	500	2.92%	500	2.92%	-	0.00%	79	0.19%	79	0.19%	-	0.00%
Total Interest Earning Assets	31,802	4.41%	31,135	4.31%	667	0.10%	21,899	3.47%	21,525	3.42%	374	0.05%

Interest Bearing Liabilities:
Savings deposits	$4,943	1.41%	$4,943	1.41%	-	0.00%	$588	0.18%	$588	0.18%	-	0.00%
Other time deposits	3,208	2.21%	3,667	2.53%	(459)	-0.32%	772	0.67%	1,391	1.21%	(619)	-0.54%
Other borrowed money	1,280	3.86%	1,298	3.92%	(18)	-0.06%	335	2.11%	356	2.25%	(21)	-0.14%
Fed funds purchased & securities
sold under agreement to repurchase	405	4.17%	405	4.17%	-	0.00%	152	2.09%	152	2.09%	-	0.00%
Subordinated notes	284	3.28%	284	3.28%	-	0.00%	269	3.12%	269	3.12%	-	0.00%
Total Interest Bearing Liabilities	10,120	1.85%	10,597	1.94%	(477)	-0.09%	2,116	0.45%	2,756	0.59%	(640)	-0.14%

Interest/Dividend income/yield	31,802	4.41%	31,135	4.31%	667	0.10%	21,899	3.47%	21,525	3.42%	374	0.05%
Interest Expense / yield	10,120	1.85%	10,597	1.94%	(477)	-0.09%	2,116	0.45%	2,756	0.59%	(640)	-0.14%
Net Interest Spread	21,682	2.56%	20,538	2.37%	1,144	0.19%	19,783	3.02%	18,769	2.83%	1,014	0.19%
Net Interest Margin		3.01%		2.85%		0.16%		3.14%		2.98%		0.16%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

	(in thousands of dollars)
Non-GAAP Reconciliation of Net Income	Three Months Ended
	March 31, 2023	March 31, 2022
	(Unaudited)
Net income as reported	$6,466	$8,102
Acquisition expenses	96	145
Tax effect on acquisition expenses	(19)	(30)
Net income excluding acquisition expenses and tax effect	$6,543	$8,217

Weighted average common shares outstanding including participating securities	13,615,655	13,066,272

Basic and diluted earnings per share	$0.48	$0.63

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022

Shares Outstanding	13,630,122	13,066,083	13,630,122	13,066,083

Tangible Equity
Equity	$305,757	$286,478	$305,757	$286,478
Goodwill	86,358	80,434	86,358	80,434
Other Intangible	8,882	4,203	8,882	4,203
Comprehensive Adjustment*	-	-	31,186	19,726
CECL Adjustment**	-	-	2,528	-
Tangible Equity	$210,517	$201,841	$244,231	$221,567
Shares Outstanding	13,630	13,066	13,630	13,066
Tangible Book Equity per Share	$15.44	$15.45	$17.92	$16.96

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022

Net Income	$6,466	$8,102	$6,466	$8,102
Acquisition Costs - Tax Adjusted	77	115	77	115

Average Shares Outstanding	13,206,713	11,664,852	13,206,713	11,664,852

Average Tangible Equity
Average Equity	$301,243	$294,701	$301,243	$294,701
Average Goodwill	86,358	80,434	86,358	80,434
Average Other Intangible	9,167	4,356	9,167	4,356
Average Comprehensive Adjustment*	-	-	36,764	8,155
Average CECL Adjustment**	-	-	2,528
Average Tangible Equity	$205,718	$209,911	$245,010	$218,066
Average Shares Outstanding	13,616	13,066	13,616	13,066
Average Tangible Book Equity per Share	$15.11	$16.07	$17.99	$16.69

Return on Average Tangible Equity	12.57%	15.44%	10.56%	14.86%
Return on Average Tangible Equity w/o Acquisition	12.72%	15.66%	10.68%	15.07%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method and the Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.